As filed with the U.S. Securities and Exchange Commission on December 4, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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APOLLO ENDOSURGERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1630142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
_____________________
1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
(512) 279-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Todd Newton
Chief Executive Officer
1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Mark B. Weeks
John T. McKenna
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share (2)	$50,000,000	$6,225

(1)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.

(2)
There are being registered hereunder such indeterminate number of shares of common stock to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $50,000,000. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by Apollo of up to a maximum aggregate offering price of $50,000,000 of Apollo’s common stock; and

•
a sales agreement prospectus covering the offering, issuance and sale by Apollo of up to a maximum aggregate offering price of $16,000,000 of Apollo’s common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The prospectus relating to the sales agreement immediately follows the base prospectus. The common stock that may be offered, issued and sold by Apollo under the sales agreement prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by Apollo under the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co., any portion of the $16,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 4, 2017
PROSPECTUS

$50,000,000

Common Stock

From time to time, we may offer and sell up to an aggregate amount of $50,000,000 of common stock.
We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered.
Our common stock is listed on the Nasdaq Global Market under the trading symbol “APEN.” On December 1, 2017, the last reported sale price of our common stock was $4.51 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the shares of common stock covered by the applicable prospectus supplement.
Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of shares of our common stock unless accompanied by a prospectus supplement.
As of November 30, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $49.4 million, based on 8,689,635 shares of outstanding common stock held by non-affiliates, at a price of $5.69 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on October 5, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares of our common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is , 2017.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings, up to a total dollar amount of $50,000,000 of shares of our common stock as described in this prospectus.
Each time we offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the shares of our common stock being offered.
This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable,

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we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our shares of our common stock discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Apollo Endosurgery, Inc.
Apollo Endosurgery, Inc.
Overview
We are a medical technology company primarily focused on the design, development and commercialization of innovative medical devices that can be used for the treatment of obesity.
We are one of the market share leaders in less invasive devices that treat obesity. Our products are used by general surgeons, bariatric surgeons and gastroenterologists to treat patients in a variety of settings to patients who suffer from obesity and many co-morbidities associated with obesity.
We believe that obesity is a chronic disease and that the optimal clinical outcome for a substantial portion of patients suffering from obesity will require interventional treatments combined with ongoing, long-term physician care. As a result, our product portfolio consists of surgical and non-surgical interventional devices that fill the gap between low efficacy pharmacological treatments for obesity and highly-invasive, anatomy-altering bariatric stapling procedures. Some of our products are also used in procedures that address or repair a variety of gastrointestinal defects.
Our strategic focus and the majority of our future revenue growth is expected to come from our Endo-bariatric product portfolio, which consists of the Orbera and OverStitch systems. Until recently, the majority of our product revenues has come from the Apollo surgical product portfolio, which consists of the Lap-Band System and related laparoscopic accessories. Revenues from the surgical product portfolio had been decreasing over the past several years prior to our acquisition of those products and revenues have continued to decline since.
Corporate Background
Apollo was founded in 2005, and is currently incorporated in Delaware with headquarters in Austin, Texas. The Company was founded to develop and commercialize innovations originating from a collaboration of physicians from the Mayo Clinic, Johns Hopkins University, Medical University of South Carolina, the University of Texas Medical Branch and the Chinese University of Hong Kong, who called themselves the Apollo Group. The work of the Apollo Group resulted in a significant portfolio of patents in the field of flexible endoscopy and minimally invasive surgery aimed at minimizing the trauma of surgical access by taking advantage of natural orifices to deliver surgical tools to targeted areas.
In December 2013, we entered into an asset purchase agreement to acquire the obesity intervention division of Allergan, Inc. In conjunction with this purchase agreement, we entered into several agreements whereby Allergan agreed to provide manufacturing and distribution support over a two year period as we established our own manufacturing and worldwide distribution capabilities.
Since December 2013, we have proceeded to establish capabilities and transfer responsibility for a variety of activities related to the acquired Allergan business. Significant milestones during the transition period include:

•	transfer of United States sales force in December 2013;

•	transfer of United States distribution in September 2014;

•	transfer of Europe, Canada and Australia sales force and distribution in November 2014;

•	transfer of most worldwide regulatory activities in December 2014;

•	transfer of product surveillance activities in October 2015;

•	transfer of Brazilian sales and distribution activities in November 2015; and

•	start of Costa Rica manufacturing operations in June 2016.
As a result of these transition activities, we established offices in England, Australia, Italy and Brazil that oversee regional sales and distribution activities outside the United States; a manufacturing facility in Costa Rica; and a device analysis lab in California. All other activities are managed and operated from our facilities in Austin, Texas.
In December 2016, we completed our business combination with Lpath, Inc., a publicly traded company, in accordance with the terms of an agreement and plan of merger and reorganization, dated September 8, 2016. Following the merger, Lpath was renamed “Apollo Endosurgery, Inc.” and our common stock began trading on the Nasdaq Global Market under the symbol “APEN.”
“Lap-Band”, “Orbera”, “OverStitch”, the Apollo logo and other trademarks or service marks of Apollo Endosurgery, Inc. appearing in this prospectus are the property of Apollo Endosurgery, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.
Our principal executive offices are located at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746. Our telephone number is (512) 279-5100.
The Shares of Common Stock We May Offer
We may offer shares of our common stock up to a total dollar amount of $50,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. Each time we offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer any security other than shares of our common stock.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the shares of our common stock directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of shares of our common stock. If we do offer shares of our common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. We urge you to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder, if any, for general corporate purposes, including helping support the adoption of our Endo-Bariatric products, developing new product offerings and expanding into new markets. See the section titled “Use of Proceeds” in this prospectus.
Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “APEN.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the shares of our common stock covered by the applicable prospectus supplement.

RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in shares of our common stock, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to become profitable and generate consistent cash flows to remain profitable;

•	our plans to develop and commercialize additional products;

•	our plans to grow our customer base, both domestically and internationally;

•	our ability to attract and retain highly qualified personnel;

•	our ability to develop, expand and manage a world-wide sales organization;

•	our ability to protect and enhance our products and intellectual property;

•	our expectations concerning our relationships and actions with third parties;

•	future regulatory, judicial and legislative changes in our industry;

•	the results of our ongoing or future clinical trials of our devices;

•	our financial performance; and

•	developments and projections relating to our competitors, our industry and the general economy.
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder, if any, for general corporate purposes, including helping support the adoption of our Endo-Bariatric products, developing new product offerings and expanding into new markets or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.
General
We have authorized capital stock of up to (i) 100,000,000 shares of common stock, par value $0.001 per share and (ii) 15,000,000 shares of preferred stock. As of September 30, 2017, there were 17,290,347 shares of common stock issued and outstanding, which shares were held by 120 stockholders of record, and no shares of preferred stock outstanding.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws.
Common Stock
All outstanding shares of our common stock are fully paid and nonassessable.
Voting Rights
Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except matters that relate only to a series of preferred stock.
In general, stockholder action (except for certain bylaw amendments and certain amendments to our amended and restated certificate of incorporation, which requires the affirmative vote of at least two-thirds of the shares entitled to vote) is based on the affirmative vote of holders of a majority of the shares of common stock represented either in person or by proxy and entitled to vote on such action. Directors are elected by majority vote, unless there is a contested election in which case the bylaws provide for plurality voting.
Dividends
Subject to limitations under Delaware law and preferences that may apply to any then-outstanding shares of preferred stock, holders of our common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.
Dividends, if any, will be contingent upon revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the board of directors. We presently intend to retain all earnings, if any, and accordingly the board of directors does not anticipate declaring any dividends.
Liquidation
In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and after providing for each class of stock, if any, having preference over the common stock, subject to the liquidation preference of any then outstanding shares of preferred stock.
Miscellaneous
Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.
Preferred Stock
Our preferred stock, par value $0.001 per share, may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in our board of directors). The board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
The issuance of preferred stock may delay, deter or prevent a change in control. The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.
The General Corporate Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
The board of directors may specify the following characteristics of any our preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of the company.
The board of directors of our company has no present plans to issue any shares of preferred stock nor are any shares of preferred stock presently outstanding. Any shares of our preferred stock issued in the future will be fully paid and nonassessable upon issuance.

Advanced Notice Requirement
Our bylaws contain advance notice requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors. As a result, stockholders must satisfy specific timing and information requirements in order to have a proposal considered at or in order to nominate a person for election as a director at an annual or special meeting. Any proposal or nomination that fails to comply with these timing and information requirements may be disqualified.
No Cumulative Voting
Our amended and restated certificate of incorporation does not include a provision for cumulative voting for directors.
Authorized but Unissued Shares
The authorized but unissued shares our common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control by means of a proxy contest, tender offer, merger or otherwise.
Size of Board and Vacancies
Our amended and restated bylaws provide that the number of directors on the board of directors is fixed exclusively by the board of directors. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by (i) a majority vote of the directors based on the total number of designated directors, though less than a quorum, or by the sole remaining director or (ii) the stockholders holding a majority of the voting power of all of the then outstanding shares of capital stock of our company authorized by law or by the charter to vote on such action at a duly called annual meeting or a duly called special meeting of stockholders (including the special election meeting discussed below). The directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director.
Amendments of Governance Documents
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of the voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of its directors, the filling of its board vacancies, stockholder notice procedures, the calling of special meetings of stockholders, stockholders ability to act by written consent, and the indemnification of directors.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
Our amended and restated certificate of incorporation includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as a director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation also provides that we must advance reasonable expenses to directors and officers, subject to receipt of an undertaking from the indemnified party as may be required under the DGCL.
Anti-Takeover Effects of Provisions of Our Charter Documents
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the company to first negotiate with the board of directors. The benefits of increased protection of the potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the company because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The authority of our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making it more difficult or more costly to obtain control of the company. The board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Indemnification
We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect the company, its directors, officers and certain employees for some liabilities. The indemnification and advancements provisions in our amended and restated certificate of incorporation and amended and restated bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our company and its stockholders. The indemnification provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, our company pays the litigation costs of the directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions.
We maintain standard policies of insurance that provide coverage (i) to directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that it may make to such directors and officers.
We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements may facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling our company for liability arising under the Securities Act, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•
permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors will be classified into three classes of directors;

•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable.
Anti-Takeover Effects of Delaware Law
Our company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 generally prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
Our common stock is listed on the Nasdaq Global Market under the symbol “APEN.” The transfer agent and registrar for the common stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501, and its telephone number is (775) 322-0626.

PLAN OF DISTRIBUTION
We may sell the shares of our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the shares from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the shares of our common stock, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares of our common stock may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the shares of our common stock offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement, other than shares of our common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares of our common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. As of the date of this prospectus, GC&H Investments, LLC and GC&H Investments, entities comprised of partners and associates of Cooley LLP, beneficially own an aggregate of 11,763 shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Apollo Endosurgery, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
We maintain a website at www.apolloendo.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35706):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 24, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed with the SEC on May 4, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which was filed with the SEC on August 1, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on October 26, 2017;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016, from our definitive proxy statement relating to our 2017 annual meeting of stockholders, which was filed on April 28, 2017;

•
our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 3, 2017, January 20, 2017, February 17, 2017, March 8, 2017, March 10, 2017, April 12, 2017, June 1, 2017, June 13, 2017, August 25, 2017, November 1, 2017, and November 17, 2017; and

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A/A, filed with the SEC on October 31, 2012.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Apollo Endosurgery, Inc.
1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
Attn: Secretary

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 4, 2017
PROSPECTUS
$16,000,000

Common Stock
_____________________
We have entered into a Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, dated December 4, 2017, relating to shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $16,000,000 from time to time through Cantor Fitzgerald, acting as agent.
Our common stock is listed on the Nasdaq Global Market under the symbol “APEN.” On December 1, 2017, the last reported sale price of our common stock on the Nasdaq Global Market was $4.51 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor Fitzgerald is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
As of November 30, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $49.4 million, based on 8,689,635 shares of outstanding common stock held by non-affiliates, at a price of $5.69 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on October 5, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
Cantor Fitzgerald will be entitled to compensation under the terms of the Sales Agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.
Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017

_____________________
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $16,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor Fitzgerald has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor Fitzgerald take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor Fitzgerald is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States.

S-i

This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
        This prospectus and the documents incorporated by reference in this prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

S-ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Apollo Endosurgery, Inc.
Apollo Endosurgery, Inc.
Overview
We are a medical technology company primarily focused on the design, development and commercialization of innovative medical devices that can be used for the treatment of obesity.
We are one of the market share leaders in less invasive devices that treat obesity. Our products are used by general surgeons, bariatric surgeons and gastroenterologists to treat patients in a variety of settings to patients who suffer from obesity and many co-morbidities associated with obesity.
We believe that obesity is a chronic disease and that the optimal clinical outcome for a substantial portion of patients suffering from obesity will require interventional treatments combined with ongoing, long-term physician care. As a result, our product portfolio consists of surgical and non-surgical interventional devices that fill the gap between low efficacy pharmacological treatments for obesity and highly-invasive, anatomy-altering bariatric stapling procedures. Some of our products are also used in procedures that address or repair a variety of gastrointestinal defects.
Our strategic focus and the majority of our future revenue growth is expected to come from our Endo-bariatric product portfolio, which consists of the Orbera and OverStitch systems. Until recently, the majority of our product revenues has come from the Apollo surgical product portfolio, which consists of the Lap-Band System and related laparoscopic accessories. Revenues from the surgical product portfolio had been decreasing over the past several years prior to our acquisition of those products and revenues have continued to decline since.
Corporate Background
Apollo was founded in 2005, and is currently incorporated in Delaware with headquarters in Austin, Texas. The Company was founded to develop and commercialize innovations originating from a collaboration of physicians from the Mayo Clinic, Johns Hopkins University, Medical University of South Carolina, the University of Texas Medical Branch and the Chinese University of Hong Kong, who called themselves the Apollo Group. The work of the Apollo Group resulted in a significant portfolio of patents in the field of flexible endoscopy and minimally invasive surgery aimed at minimizing the trauma of surgical access by taking advantage of natural orifices to deliver surgical tools to targeted areas.
In December 2013, we entered into an asset purchase agreement to acquire the obesity intervention division of Allergan, Inc. In conjunction with this purchase agreement, we entered into several agreements whereby Allergan agreed to provide manufacturing and distribution support over a two year period as we established our own manufacturing and worldwide distribution capabilities.
Since December 2013, we have proceeded to establish capabilities and transfer responsibility for a variety of activities related to the acquired Allergan business. Significant milestones during the transition period include:

•	transfer of United States sales force in December 2013;

•	transfer of United States distribution in September 2014;

•	transfer of Europe, Canada and Australia sales force and distribution in November 2014;

•	transfer of most worldwide regulatory activities in December 2014;

•	transfer of product surveillance activities in October 2015;

•	transfer of Brazilian sales and distribution activities in November 2015; and

•	start of Costa Rica manufacturing operations in June 2016.
As a result of these transition activities, we established offices in England, Australia, Italy and Brazil that oversee regional sales and distribution activities outside the United States; a manufacturing facility in Costa Rica; and a device analysis lab in California. All other activities are managed and operated from our facilities in Austin, Texas.
In December 2016, we completed a business combination with Lpath, Inc., a publicly traded company, in accordance with the terms of an agreement and plan of merger and reorganization, dated September 8, 2016. Following the merger, Lpath was renamed “Apollo Endosurgery, Inc.” and our common stock began trading on the Nasdaq Global Market under the symbol “APEN.”
“Lap-Band,” “Orbera,” “OverStitch,” the Apollo logo and other trademarks or service marks of Apollo Endosurgery, Inc. appearing in this prospectus are the property of Apollo Endosurgery, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.
Our principal executive offices are located at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746. Our telephone number is (512) 279-5100.

The Offering

Common stock offered by us	Shares of our common stock, par value $0.001 per share, with an aggregate sale price of up to $16,000,000.
Common stock to be outstanding after this offering
Up to 20,838,019 shares, assuming sales of 3,547,672 shares of our common stock in this offering at a public offering price of $4.51 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on December 1, 2017. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through or to Cantor Fitzgerald & Co., or Cantor Fitzgerald, as sales agent. See the section titled “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including helping support the adoption of our Endo-Bariatric products, developing new product offerings and expanding into new markets. See the section titled “Use of Proceeds.”

Risk factors
Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors,” in this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market Symbol	“APEN”

The number of shares of common stock outstanding is based on 17,290,347 shares of common stock outstanding as of September 30, 2017, and excludes:

•	1,577,684 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.85 per share;

•
954,000 additional shares reserved for future issuance under our 2017 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•	251,891 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $64.99 per share.
Unless otherwise stated, information in this prospectus assumes no exercise of outstanding options or warrants.

RISK FACTORS
You should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our subsequent quarterly reports on Form 10-Q as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Relating To The Offering
Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.
The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, announcements of new technologies impacting our products, announcements by competitors or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, including helping support the adoption of our Endo-Bariatric products, developing new product offerings and expanding into new markets. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.
Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The exercise of outstanding stock options would cause additional dilution, which could cause the price of our common stock to decline.
We have and will continue to issue stock options to acquire shares of our common stock. At September 30, 2017, there were 1,577,684 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $4.85 per share, and we may issue additional stock options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions, financings or other strategic transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to become profitable and generate consistent cash flows to remain profitable;

•	our plans to develop and commercialize additional products;

•	our plans to grow our customer base, both domestically and internationally;

•	our ability to attract and retain highly qualified personnel;

•	our ability to develop, expand and manage a world-wide sales organization;

•	our ability to protect and enhance our products and intellectual property;

•	our expectations concerning our relationships and actions with third parties;

•	future regulatory, judicial and legislative changes in our industry;

•	the results of our ongoing or future clinical trials of our devices;

•	our financial performance; and

•	developments and projections relating to our competitors, our industry and the general economy.
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors” contained in this prospectus, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Cantor Fitzgerald as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, including helping support the adoption of our Endo-Bariatric products, developing new product offerings and expanding into new markets. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.
The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of September 30, 2017, was approximately $11.9 million, or $0.69 per share. Net tangible book value is total tangible assets less total liabilities divided by the total number of outstanding shares of common stock.
After giving effect to the sale of 3,547,672 shares of common stock in this offering at an assumed public offering price of $4.51 per share, which was the closing price of our common stock as reported on Nasdaq Global Market on December 1, 2017, and after deducting commissions and estimated expenses payable by us, our net tangible book value as of September 30, 2017, would have been approximately $27.2 million, or $1.31 per share. This represents an immediate increase in as adjusted net tangible book value of $0.62 per share to our existing stockholders and immediate dilution in net tangible book value of $3.20 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$4.51
Net tangible book value per share as of September 30, 2017	$0.69
Increase in as adjusted net tangible book value per share attributable to new investors in offering	0.62
As adjusted net tangible book value per share after giving effect to the this offering		1.31
Dilution per share to new investors in this offering		$3.20

The table above assumes for illustrative purposes that an aggregate of 3,547,672 shares of our common stock are sold during the term of the sales agreement with Cantor Fitzgerald at a price of $4.51 per share, the last reported sale price of our common stock on the Nasdaq Global Market on December 1, 2017, for aggregate gross proceeds of $16.0 million. The shares subject to the sales agreement with Cantor Fitzgerald are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.51 per share shown in the table above, assuming all of our common stock in the aggregate amount of $16.0 million during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.35 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.16 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.51 per share shown in the table above, assuming all of our common stock in the aggregate amount of $16.0 million during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.24 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.27 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.
The above discussion and table are based on 17,290,347 shares of common stock outstanding as of September 30, 2017, and excludes:

•	1,577,684 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.85 per share;

•
954,000 additional shares reserved for future issuance under our 2017 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•	251,891 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $64.99 per share.
The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. To the extent that any outstanding options or warrants are exercised, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. Please see the section titled “Where You Can Find More Information.”
General
We have authorized capital stock of up to (i) 100,000,000 shares of common stock, par value $0.001 per share and (ii) 15,000,000 shares of preferred stock. As of September 30, 2017, there were 17,290,347 shares of common stock issued and outstanding, which shares were held by 120 stockholders of record, and no shares of preferred stock outstanding.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws.
Common Stock
All outstanding shares of our common stock are fully paid and nonassessable.
Voting Rights
Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except matters that relate only to a series of preferred stock.
In general, stockholder action (except for certain bylaw amendments and certain amendments to our amended and restated certificate of incorporation, which requires the affirmative vote of at least two-thirds of the shares entitled to vote) is based on the affirmative vote of holders of a majority of the shares of common stock represented either in person or by proxy and entitled to vote on such action. Directors are elected by majority vote, unless there is a contested election in which case the bylaws provide for plurality voting.
Dividends
Subject to limitations under Delaware law and preferences that may apply to any then-outstanding shares of preferred stock, holders of our common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.
Dividends, if any, will be contingent upon revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the board of directors. We presently intend to retain all earnings, if any, and accordingly the board of directors does not anticipate declaring any dividends.
Liquidation
In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and after providing for each class of stock, if any, having preference over the common stock, subject to the liquidation preference of any then outstanding shares of preferred stock.
Miscellaneous
Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.
Preferred Stock
Our preferred stock, par value $0.001 per share, may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in our board of directors). The board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The issuance of preferred stock may delay, deter or prevent a change in control. The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.
The General Corporate Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
The board of directors may specify the following characteristics of any our preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of the company.
The board of directors of our company has no present plans to issue any shares of preferred stock nor are any shares of preferred stock presently outstanding. Any shares of our preferred stock issued in the future will be fully paid and nonassessable upon issuance.

Advanced Notice Requirement
Our bylaws contain advance notice requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors. As a result, stockholders must satisfy specific timing and information requirements in order to have a proposal considered at or in order to nominate a person for election as a director at an annual or special meeting. Any proposal or nomination that fails to comply with these timing and information requirements may be disqualified.
No Cumulative Voting
Our amended and restated certificate of incorporation does not include a provision for cumulative voting for directors.
Authorized but Unissued Shares
The authorized but unissued shares our common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control by means of a proxy contest, tender offer, merger or otherwise.
Size of Board and Vacancies
Our amended and restated bylaws provide that the number of directors on the board of directors is fixed exclusively by the board of directors. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by (i) a majority vote of the directors based on the total number of designated directors, though less than a quorum, or by the sole remaining director or (ii) the stockholders holding a majority of the voting power of all of the then outstanding shares of capital stock of our company authorized by law or by the charter to vote on such action at a duly called annual meeting or a duly called special meeting of stockholders (including the special election meeting discussed below). The directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director.
Amendments of Governance Documents
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of the voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of its directors, the filling of its board vacancies, stockholder notice procedures, the calling of special meetings of stockholders, stockholders ability to act by written consent, and the indemnification of directors.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
Our amended and restated certificate of incorporation includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as a director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation also provides that we must advance reasonable expenses to directors and officers, subject to receipt of an undertaking from the indemnified party as may be required under the DGCL.
Anti-Takeover Effects of Provisions of Our Charter Documents
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the company to first negotiate with the board of directors. The benefits of increased protection of the potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the company because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The authority of our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making it more difficult or more costly to obtain control of the company. The board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Indemnification
We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect the company, its directors, officers and certain employees for some liabilities. The indemnification and advancements provisions in our amended and restated certificate of incorporation and amended and restated bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our company and its stockholders. The indemnification provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, our company pays the litigation costs of the directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions.
We maintain standard policies of insurance that provide coverage (i) to directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that it may make to such directors and officers.
We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements may facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling our company for liability arising under the Securities Act, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•
permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors will be classified into three classes of directors;

•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable.
Anti-Takeover Effects of Delaware Law
Our company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 generally prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
The provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
Our common stock is listed on the Nasdaq Global Market under the symbol “APEN.” The transfer agent and registrar for the common stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501, and its telephone number is (775) 322-0626.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Cantor Fitzgerald, under which we may issue and sell from time to time up to $16,000,000 of our common stock through Cantor Fitzgerald as our sales agent. The Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.
We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $150,000. Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the Sales Agreement, or (2) termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.
Cantor Fitzgerald and its affiliates may provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus in violation of Regulation M.
This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS
Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. As of the date of this prospectus, GC&H Investments, LLC and GC&H Investments, entities comprised of partners and associates of Cooley LLP, beneficially own an aggregate of 11,763 shares of our common stock. Cantor Fitzgerald & Co. is being represented by Goodwin Procter LLP, New York, New York in connection with this offering.
EXPERTS
The consolidated financial statements of Apollo Endosurgery, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35706):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 24, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed with the SEC on May 4, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which was filed with the SEC on August 1, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on October 26, 2017;

•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016, from our definitive proxy statement relating to our 2017 annual meeting of stockholders, which was filed on April 28, 2017;

•
our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 3, 2017, January 20, 2017, February 17, 2017, March 8, 2017, March 10, 2017, April 12, 2017, June 1, 2017, June 13, 2017, August 25, 2017, November 1, 2017, and November 17, 2017; and

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A/A, filed with the SEC on October 31, 2012.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Apollo Endosurgery, Inc.
1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
Attn: Secretary

$16,000,000
Common Stock

PROSPECTUS

, 2017

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee	$6,225
FINRA filing fee	8,000
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Printing and miscellaneous fees and expenses	*
Total	$*
_____________

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws require us to indemnify our directors and officers, and permit us to indemnify our employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.
In the sales agreement we are entering into in connection with the sale of our common stock being registered hereby, the underwriters will agree to indemnify, under certain circumstances, us, our officers, our directors, and our controlling persons within the meaning of the Securities Act, against certain liabilities.
Item 16.    Exhibits

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date
1.1*	Form of Underwriting Agreement

1.2+	Form of Sales Agreement dated December 1, 2017 by and between the registrant and Cantor Fitzgerald & Co.

3.1	Amended and Restated Certificate of Incorporation	Form 8-K	001-35706	3.1	June 13, 2017

3.2	Amended and Restated Bylaws	Form 8-K	001-35706	3.1	June 13, 2017

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Form of Common Stock Certificate of the registrant	Form 10-Q	001-35706	4.1	May 4, 2017

10.1	Third Amended and Restated Investor Rights Agreement, dated as of September 8, 2016, as amended, by and among the investors listed on Exhibit A thereto	Form S-4	333-214059	4.9	October 11, 2016

5.1+	Opinion of Cooley LLP

23.1+	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages
_____________

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

+	Filed herewith.
Item 17.    Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:
(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and
(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 4, 2017.

APOLLO ENDOSURGERY, INC.

By:	/s/ Todd Newton
Todd Newton
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Newton and Stefanie Cavanaugh, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Apollo Endosurgery, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Todd Newton	President, Chief Executive Officer and Director	December 4, 2017
Todd Newton	(Principal Executive Officer)

/s/ Stefanie Cavanaugh	Chief Financial Officer, Treasurer and Secretary	December 4, 2017
Stefanie Cavanaugh	(Principal Financial Officer)

/s/ Chrissy Citzler-Carr	Controller	December 4, 2017
Chrissy Citzler-Carr	(Principal Accounting Officer)

/s/ Richard J. Meelia	Chairman of the Board	December 4, 2017
Richard J. Meelia

/s/ Rick Anderson	Director	December 4, 2017
Rick Anderson

Signatures	Title	Date

/s/ Matthew S. Crawford	Director	December 4, 2017
Matthew S. Crawford

/s/ John Creecy	Director	December 4, 2017
John Creecy

/s/ William D. McClellan, Jr.	Director	December 4, 2017
William D. McClellan, Jr.

/s/ R. Kent McGaughy, Jr.	Director	December 4, 2017
R. Kent McGaughy, Jr.

/s/ Bruce Robertson, Ph.D.	Director	December 4, 2017
Bruce Robertson, Ph.D.